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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 10, 2004

                        WARP TECHNOLOGY HOLDINGS, INC.
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              (Exact Name of Registrant as Specified in Charter)

         Nevada                  000-33197               88-0467845
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        (State of          (Commission File No.)           (I.R.S.
     Incorporation)                                       Employer
                                                       Identification
                                                           Number)


              151 Railroad Avenue, Greenwich, Connecticut 06830
                   (Address of Principal Executive Offices)

                                 (203) 422-2950
             (Registrant's Telephone Number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, Warp Technology Holdings, Inc. ("Warp" or the "Company") has entered into that certain Purchase Agreement Assignment and Assumption (the "Assignment"), as of October 13, 2004, by and between ISIS Capital Management, LLC ("ISIS") and the Company. Under the Assignment, Warp acquired all of the rights and assumed all of the liabilities of the Purchaser under that certain Membership Interest Purchase Agreement (as amended by the Extension, the "Purchase Agreement") made and entered into as of September 2, 2004, by and between ISIS Capital Management, LLC (as the "Purchaser") and Gupta Holdings, LLC (the "Seller"). The Purchase Agreement was amended by that certain Extension Agreement (the "Extension"), by and between ISIS and the Seller, dated as of September 27, 2004, which was amended by that certain Amendment No. 1 To Extension Agreement made by and between ISIS and the Seller, as of the 13th day of October, 2004 (together, as amended, the "Extension").

Pursuant to the Extension, the Closing under the Purchase Agreement had been extended to November 1, 2004. In order to further extend the Closing date until January 3, 2005, Warp and the Seller have entered into that certain Amendment No. 2 to Extension Agreement, by and between the Company and the Seller (the "Amendment No. 2"), and pursuant thereto, the Company has issued to the Seller that certain Convertible Demand Note in the principal amount of $1,500,000 (the "Convertible Note").

The Convertible Note has the following material terms: The Convertible Note is payable upon demand of the Seller at any time after September 30, 2005. The Company may prepay the note, at any time, without premium or penalty. There is no stated interest on the principal amount, unless the Company defaults under the terms of the note.

Under the Convertible Note, the Seller has the right at its sole option, at any time, to convert all outstanding principal and all accrued but unpaid interest, if any, (collectively, the principal and interest referred to as the "Note Amount") into a number of shares ("Conversion Shares") of the Company's common stock, $0.00001 par value (the "Common Stock") equivalent to (i) the Note Amount, divided by (ii) the Conversion Price. Under the note, the "Conversion Price" is equivalent to $5.00 per share of Common Stock, provided that, in the event that the average of the closing bid and ask prices for the ten trading days preceding the date of a conversion is less than $5.00, then the Conversion Price for such conversion shall be equivalent to such ten day average. The applicable Conversion Price shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock.

Upon the occurrence of any event of default under the Convertible Note, the Seller may accelerate the maturity of the note and all amounts payable thereunder and demand immediate payment thereof. Events of default under the note are defined to include customary events including the nonpayment when due of any amount payable under the note,
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insolvency, bankruptcy, materially adverse judgments against the Company and default under other indebtedness of the Company. In addition, the failure to effect the Closing under the Purchase Agreement, on or prior to January 3, 2005, constitutes an event of default, provided that such failure is solely due to breach thereof by the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As reported above under Item 1, the Company issued that certain Convertible Note which may be converted into shares of Common Stock of the Company. This sale of securities was made in reliance upon the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Sections 4(2) thereof and the rules and regulations under the Securities Act, including Regulation D, as transactions by an issuer not involving any public offering and/or sales to a limited number of purchasers who were acquiring such securities for their own account for investment purposes and not with a view to the resale or distribution thereof.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2004

WARP TECHNOLOGY HOLDINGS, INC.

By: /s/ Ernest C. Mysogland
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Name: Ernest C. Mysogland

Title: Executive Vice President,
Chief Legal Officer and Secretary